EXHIBIT 23.1


          CONSENT OF INDEPENDENT ACCOUNTANTS




          We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 27, 1996, except for Note 14 as to which the date is April 29, 1996 on our audits of the consolidated financial statements and financial statement schedule of Trico Marine Services, Inc. and Subsidiaries and the statement of revenues less direct operating expenses of the Acquired Vessels.



          /s/ Coopers & Lybrand L.L.P.

          New Orleans, Louisiana
          June 28, 1996